U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D. C.

                              Amendment Number 1 to

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                             Securities Act of 1934


                                February 15, 2000
           ----------------------------------------------------------
                Date of Report (date of earliest event reported)




                               Capco Energy, Inc.
        ----------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter




         Colorado                     0-10157                84-0846529
----------------------------    ---------------------    ---------------------
State or Other Jurisdiction       Commission File           IRS Employer
of Incorporation                      Number            Identification Number



                       2922 East Chapman Avenue, Suite 202
                            Orange, California 92869
     -----------------------------------------------------------------------
            Address of Principal Executive Office, Including Zip Code


                                 (714) 288-8230
       ------------------------------------------------------------------
               Registrant's Telephone Number, including Area Code

ITEM 5.  OTHER EVENTS.

         (a) On December 15, 1999, the Registrant entered an agreement to exchange shares of its restricted common stock, in a private transaction, for 80% of the outstanding common stock of Capco Resource Corporation ("CRC"), a Delaware corporation engaged in the oil and gas business. The agreement was later amended covered the exchange of the remaining 20% of the outstanding common stock of CRC.

         The terms of the exchange were 7 shares of Registrant's restricted common stock. for 8 shares of CRC common stock. CRC's primary assets consist of oil and gas properties in Alabama, Louisiana, and Kansas; real estate in California and Canada; and, a 10.7% interest in the common stock of Capco Resources Ltd., a Canadian public corporation. The total value of the purchase for accounting purposes was $5,698,000.

         CRC  will  continue  to  operate  as  a  wholly  owned   subsidiary  of
Registrant. and will acquire, manage, and control all oil and gas production for the Registrant.

         Subsequent to closing, it was determined that the acquisition of CRC should have been reported using reverse-acquisition accounting procedures rather than the purchase method of accounting. The registrant has elected to change its year end to December to correspond to the year end of CRC the accounting acquirer.

         (b) On December 15, 1999, the Registrant entered into agreements to exchange approximately 14,800,00 shares of the restricted common stock of Registrant for 7,400,000 shares of the common stock of Capco Resources Ltd. ("CRL"), a public company whose securities are traded on the Canadian Venture Exchange. As a result of the private transaction between the Registrant and CRL's largest shareholder, the Registrant owns approximately 80% of CRL's issued and outstanding stock. The effective date of the transaction was December 15, 1999.

         CRL's principal asset consists of its wholly owned subsidiary, Capco Asset Management ("CAM"), a Nevada corporation engaged in the business of Financial Services. CAM owns 1,290,000 shares of the common stock of Greka Energy Inc. (NASDAQ NMS: GRKA), currently valued at approximately $14 Million; and, 1,240,000 shares of Meteor Industries (NASDAQ SC: METR), currently valued at approximately $3.75 Million. CAM has also agreed to convert the debt securities which it owns in Chaparral Resources Inc. (NASDAQ SC: CHAR), and Nevada Manhattan Group, Inc. (OTC BB: NVMHE) to equity resulting in holdings of 403,226 shares of Chaparral and 16,000,000 shares of Nevada Manhattan respectively. These holdings are valued as of this filing at approximately $5 Million and $1.75 Million, respectively.

         In addition, CAM owns 50% of the issued and outstanding capital stock of Fidelity Tax Group LLC, a California limited liability company specializing in accounting and tax preparation for small businesses and individuals.

         (c) On December 15, 1999, Registrant agreed to exchange 200,000 shares of the restricted common stock of Registrant for 80% of the common stock of Zelcom Industries, Inc., a California corporation. The agreement also provided for options to purchase additional shares of the common stock of Registrant to be awarded upon achievement of specific performance goals by Zelcom.



Item 8. Change in Fiscal Year

            Subsequent to the closing of the CRC acquisition in December 1999, it was determined that the registrant needed to change its year-end from May 31, 2000, to that of the accounting acquirer which was December 31, 1999. The Form 10-KSB to be filed for December 31, 1999, will include the historical information of CRC, the accounting acquirer.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              CAPCO ENERGY, INC.

Amendment No. 1
Dated:  November 2, 2000                     By:/s/ Dennis R. Staal
                                              ----------------------
                                              Dennis R. Staal
                                              Chief Financial Officer